UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28025

(Commission File Number)

86-0951473

(I.R.S. Employer Identification Number)

520-1122 Mainland Street, Vancouver, British Columbia, Canada V6B 5L1

(Address of principal executive offices, including zip code)

(604) 639-5835

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2007 we entered into a employment agreement (the “Agreement”) with Dr. Irit Arbel to provide investor relations and marketing services to the Company. Under the terms of the Agreement, Dr. Arbel will be paid a monthly base salary of $7,500 plus Israeli Value Added Tax. Pursuant to the Agreement, Dr. Arbel will also receive stock options for shares of our common stock, the exact details of

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which are to be governed by an Employee Stock Option Plan. The Stock Options and the Employee Stock Option Plan are subject to approval by our board of directors.

Item 3.02 Unregistered Sales of Equity Securities.

On May 1, 2007, we granted up to 400,000 stock options exercisable for five years at an exercise price of $0.01 per share to Dr. Arbel, the new Investor Relations and Marketing Advisor of the Company.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi

President and CEO

Dated: May 11, 2007

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